UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2024

LOCKHEED MARTIN CORPORATION
(Exact name of registrant as specified in its charter)

Maryland		1-11437	52-1893632
(State or other jurisdiction		(Commission File Number)	(IRS Employer
of incorporation)			Identification No.)

6801 Rockledge Drive
Bethesda,	Maryland		20817
(Address of principal executive offices)			(Zip Code)
(301) 897-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 par value	LMT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

Lockheed Martin Update on F-35 Technology Refresh 3

Lockheed Martin Corporation (the “Company”, “we” and “our”) began deliveries of the first Technology Refresh 3 (“TR-3”) configured F-35 aircraft on July 19, 2024. The text of the news release from the U.S. Government’s F-35 Joint Program Office (“JPO”) announcing commencement of TR-3 deliveries is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Our expectation remains that we will continue with a production rate of 156 aircraft per year and deliver between 75 and 110 aircraft in the second half of 2024, primarily in the TR-3 configuration. We are working with the JPO on the terms and conditions related to the timing of the final payments for TR-3 configured aircraft and a phased approach to delivery. We continue to focus on advancing TR-3 and Block 4 capabilities to support our customers’ mission requirements.

The information contained in this Form 8-K and Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Forward-Looking Statements

The statements in this filing, to the extent they are not recitations of historical fact, constitute forward-looking statements within the meaning of the federal securities laws, and are based on the Company’s current expectations and assumptions, including statements about the estimated aircraft deliveries, production rates, payment terms and timing of the phased approach to delivery of TR-3 capabilities. Actual results may differ materially due to factors such as: executing future flight tests and integrating findings resulting from aircraft testing and operations; the performance of the Company and its suppliers, including challenges relating to the delivery of hardware and software development; risks related to the development, production, sustainment, performance, schedule, cost and requirements of the F-35 program; planned production rates and orders; compliance with stringent performance and reliability standards; materials availability, including government furnished equipment; the timing of contract awards or delays in contract definitization as well as the timing and customer acceptance of product deliveries and performance milestones; performance and financial viability of key suppliers, teammates, joint ventures, joint venture partners, subcontractors and customers; budget uncertainty, the risk of future budget cuts, the impact of continuing resolution funding mechanisms and the debt ceiling and the potential for government shutdowns and changing funding and acquisition priorities; government actions that prevent the sale or delivery of the Company’s products; and changes in foreign national priorities and foreign government budgets and planned orders. For a discussion identifying additional important factors that could cause actual results to vary materially from those anticipated in the forward-looking statements, see the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”) including "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q. The Company’s filings may be accessed through the Investor Relations page of its website, www.lockheedmartin.com/investor, or through the website maintained by the SEC at www.sec.gov. Except where required by applicable law, the Company expressly disclaims a duty to provide updates to forward-looking statements after the date of this filing to reflect subsequent events, changed circumstances, changes in expectations, or the estimates and assumptions associated with them. The forward-looking statements in this filing are intended to be subject to the safe harbor protection provided by the federal securities laws.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Text of the news release from the U.S. Government’s F-35 Joint Program Office dated July 19, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lockheed Martin Corporation
(Registrant)

Date: July 19, 2024	By:	/s/ John E. Stevens
John E. Stevens
Vice President and Associate General Counsel